UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 20, 2017

MERCARI COMMUNICATIONS GROUP, LTD.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

1120 Avenue of the Americas, 4th floor

New York, New York 10036

Address of principal executive offices

714-858-1147

 Telephone number, including

Area code

135 Fifth Ave., 10th Floor

New York, NY 10010

Former Address of principal executive offices

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]⁯	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Forward-Looking Statements

We have made statements in this report that constitute forward-looking statements, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Item 5.01 Changes in Control of Registrant

On January 20, 2017, Algodon Wines & Luxury Development Group, Inc. (“Algodon”), the owner of at least 43,822,001 shares (the “Shares”), representing approximately 96.5%, of the outstanding common stock of Mercari Communications Group, Ltd. (the “Company”), sold the Shares to China Concentric Capital Group Ltd., a British Virgin Islands company (“China Concentric”), for a total purchase price of $260,000 pursuant to a Stock Purchase Agreement dated December 20, 2016, as amended (the “China Concentric Purchase Agreement”). Algodon also assigned to China Concentric all its right, title and interest to amounts payable to Algodon for non-interest bearing advances to the Company, which advances, as of January 20, 2017 were in the aggregate amount of $150,087, and such any additional advances made to the Company up until the closing date as set forth in the Stock Purchase Agreement.

To the Company’s knowledge, based on representations made by the Vice President of China Concentric, the source of funds used by China Concentric for the stock purchase pursuant to the China Concentric Purchase Agreement was working capital.

China Concentric has agreed to sell to Mr. Quanzhong Lin, an entrepreneur resident in the People’s Republic of China, 29,521,410 of the Shares, representing approximately 65% of the outstanding shares of the Company’s common stock, for a purchase price of $300,000, pursuant to a Stock Purchase Agreement dated December 21, 2016, as amended (the “Lin Purchase Agreement”). It is expected that the sale to Mr. Quanzhong Lin will take place within the next 10 days.

Mr Lin has indicated that he is purchasing a controlling interest in the Company with the intention of acquiring an operating business in a reverse acquisition transaction through a share exchange. There can be no assurance that an acquisition of any particular business will be consummated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

On January 20, 2017, in conjunction with the closing of the sale of the Shares to China Concentric, the Company’s then Board of Directors elected Ethan Chuang as a director, President, Chief Executive Officer and Chief Financial Officer, of the Company, effective upon the closing, and Julian Beale, Peter Lawrence and Scott A Mathis resigned as directors of the Company, and Maria Echeverria resigned as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, and Scott A. Mathis resigned as President and Chief Executive Officer of the Company, effective at the closing.

Mr. Chuang, age 40, joined China Concentric in 2010 and has served as Vice President since March 2012 and a director from March 2012 through May 2015. China Concentric is a private consulting firm that provides strategic management and advisory services to China-based companies since inception in 2010. In his role with China Concentric, he has served as a team leader overseeing the evaluations and implementation of mergers & acquisitions, takeovers, due diligence, and financial planning. Mr. Chuang has also served as interim CEO and sole director of Celadon Technology Limited in China from January 2016 to September 2016. Prior to that, Mr. Chuang was Vice President of Investor Relations of Gulf Resources Inc. from August 2007 to October 2009. Mr. Chuang received his MBA degree from California State Long Beach University in 2006.

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Item 7.01 Regulation FD Disclosure.

On January 20, 2017, the Company issued a press release announcing the sale of the Shares to China Concentric and the Lin Purchase Agreement. The press release is filed as Exhibit 99.1 to this report.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by Mercari Communications Group, Ltd. on January 20, 2017

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 20, 2017	MERCARI COMMUNICATIONS GROUP, LTD.

	By:	/s/ Ethan Chuang
Ethan Chuang
Chief Executive Officer

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